Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Inspirato Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share (Secondary Offering)(1)	other	867,844	$5.89	(2)	$5,111,601.160	0.0000927	$473.85	(3)
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts					$5,111,601.160		$473.85
		Total Fees Previously Paid							$—
		Total Fee Offsets							$—
		Net Fee Due							$473.85

(1)	Represents only the additional 867,844 shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) issuable upon the exercise of certain outstanding options to purchase Class A Common Stock held by certain of our affiliates named as selling securityholders in the Registration Statement on Form S-1 (File No. 333-264598), which was declared effective by the Securities and Exchange Commission on May 9, 2022 (the “Prior Registration Statement”). This does not include the securities that the Registrant previously registered on the Prior Registration statement.
(2)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of determining the registration fee based on the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Global Market on May 27, 2022.
(3)	The Registrant previously registered the issuance of up to 69,780,665 shares of Class A Common Stock and the resale of up to 94,278,420 shares of Class A Common Stock on the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act, 867,844 additional shares of Class A Common Stock issuable upon the exercise of certain outstanding options are hereby registered for resale.